UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2012

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Forrest E. Wylie

On January 13, 2012, Forrest E. Wylie advised the Board of Directors (the “Board”) of Buckeye GP LLC (“Buckeye GP”), the general partner of Buckeye Partners, L.P. (“Buckeye”), of his intention to resign from his position as Chief Executive Officer of Buckeye GP, effective at the close of business on February 9, 2012. Mr. Wylie will continue to serve as the Non-Executive Chairman of the Board.

(c)	Election of Clark C. Smith as Chief Executive Officer

On January 13, 2012, following Mr. Wylie’s announcement of his intention to resign as Chief Executive Officer in February, the Board elected Clark C. Smith, Buckeye GP’s President and Chief Operating Officer, to the position of Chief Executive Officer of Buckeye GP, effective as of February 10, 2012. Mr. Smith will retain the office of President of Buckeye GP, but will resign his position as Chief Operating Officer. The new business unit Presidents described below will perform the majority of the duties Mr. Smith performed in his role as Chief Operating Officer.

Mr. Smith, 57, has served as President and Chief Operating Officer of Buckeye GP since February 17, 2009. He served on the board of directors of Buckeye GP from October 2007 until February 2009. Between July 2007 and October 2007, Mr. Smith was a private investor. From June 2004 through June 2007, Mr. Smith served as Managing Director of Engage Investments, L.P., a private company established to provide consulting services to and make equity investments in energy-related businesses. Mr. Smith was Executive Vice President of El Paso Corporation and President of El Paso Merchant Energy Group, a division of El Paso Corporation, from August 2000 until May 2003.

There is no arrangement or understanding between Mr. Smith and any other persons pursuant to which he was elected as Chief Executive Officer of Buckeye GP. There is no relationship between Mr. Smith and Buckeye GP that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Severance Agreement with Mr. Smith

In connection with the election of Mr. Smith to be the Chief Executive Officer of Buckeye GP, Mr. Smith entered into a severance agreement, dated as of January 16, 2012, with Buckeye and Buckeye Pipe Line Services Company (“Services Company”). This new severance agreement (the “Severance Agreement”) is materially consistent with the prior severance agreement between Buckeye and Services Company and Mr. Smith but reduces the length of severance from two years to one. The new Severance Agreement supersedes the prior agreement. The terms of the Severance Agreement were approved by the Compensation Committee of the Board (the “Compensation Committee”) and are described below.

Severance Events. Pursuant to the terms of the Severance Agreement, the employee is entitled to severance payments in connection with the following events:

•

An involuntary termination of employment by Services Company for any reason, except if the termination is a result of (a) continuous illness, injury, or incapacity for a period of six consecutive months, or (b) Cause (defined below).

•	A voluntary termination of employment by the employee upon any of the following events, subject to Services Company’s opportunity to correct the circumstances giving rise to the event:

•	The material failure of Services Company to comply with and satisfy any of the terms of the Severance Agreement;

•	The significant reduction by Services Company of the authority, duties or responsibilities of the employee;

•	The elimination of the employee from eligibility to participate in, or the exclusion of the employee from participation in, employee benefit plans or policies;

•

The material reduction in the employee’s annual base compensation or the material reduction in the annual target cash bonus opportunity for which the employee is eligible (unless such reduction in the employee’s annual target cash bonus opportunity is made in connection with similar reductions in the bonus opportunities of the executive officers as a group); or

•	The transfer of the employee, without express written consent, to a location that is more than 100 miles from the employee’s principal office as of the date of the Severance Agreement.

Severance Benefits. Upon a termination of employment as set forth above, the employee would be entitled to the following:

•	A lump-sum severance payment in the amount of (a) 100% of the employee’s base salary for one year, plus (b) 100% of the employee’s annual bonus opportunity for the applicable year.

•

A monthly payment equal to 125% of the COBRA cost of continued health and dental coverage, less the amount that the employee would be required to contribute for health and dental coverage if he or she were an active employee, for a 12-month period.

Cause. For the purposes of the Severance Agreement, “Cause” is defined as (a) habitual insobriety or substance abuse, (b) engaging in acts of disloyalty to Services Company or Buckeye including fraud, embezzlement, theft, commission of a felony, or proven dishonesty, or (c) willful misconduct of the employee in the performance of the employee’s duties, or the willful failure of the employee to perform a material function of his or her obligations pursuant to the terms of the Severance Agreement.

Release and Covenants. The employee’s receipt of severance payments pursuant to a Severance Agreement is subject to a release of claims against Buckeye and Services Company. Furthermore, for one year following termination, the employee is bound to a covenant not to compete with or solicit the clients or employees of Buckeye or Services Company.

A copy of the form of Severance Agreement is being filed herewith as Exhibit 10.1.

Election of Presidents of Buckeye Business Units

Effective January 13, 2012, as part of a reorganization of the senior management of Buckeye GP (the “Management Reorganization”), the Board elected Robert A. Malecky, who will remain a Senior Vice President of Buckeye GP, to be Buckeye’s President, Domestic Pipelines and Terminals, Jeremiah J. Ashcroft III, who will remain a Senior Vice President of Buckeye GP, to be Buckeye’s President, Buckeye Services, and Mary F. Morgan, who is expected to commence her employment with Buckeye on January 23, 2012, to be a Senior Vice President of Buckeye GP and Buckeye’s President, International Pipelines and Terminals. Each of the new business unit Presidents will report to Mr. Smith.

Mr. Malecky, 48, has been with Buckeye for over 20 years. Most recently, he served as Buckeye’s Senior Vice President, Customer Services since August 2011. Mr. Malecky was Buckeye’s Vice President, Customer Services from July 2009 to August 2011 and its Vice President, Marketing from 2000 to 2009.

Mr. Ashcroft, 39, has been the Senior Vice President, Global Operations of Buckeye since August 2011. From May 2009 to August 2011, he was Buckeye’s Vice President, Field Operations. Prior to joining Buckeye, Mr. Ashcroft worked for Colonial Pipeline Company from 2000 to 2006, in roles including Mergers, Acquisitions, and Strategy Coordinator and Control Center Leader, and again from January 2008 to May 2009, first as Chief Compliance Officer and finally as District Leader of Colonial’s 2,880-mile southeast region. From November 2006 to January 2007, Mr. Ashcroft served as the General Manager of Georgia Pacific Company’s Leaf River Sawmill.

Ms. Morgan, 59, has been the President and founder of MorganHamilton Group, which provided logistics consulting services to the pipeline and terminal industry, since January 2011. From December 2008 to December 2010, she served as President, European Operations, and from April 2007 to December 2008, she served as Senior Vice President, Marketing and Business Development, of NuStar Energy. Ms. Morgan was the Vice President, Marketing and Business Development of Valero GP, LLC from July 2005 to April 2007. Ms. Morgan’s over 30 years of industry experience also includes various roles at Kinder Morgan, Santa Fe Pacific Pipelines and Exxon Pipeline Company.

There is no arrangement or understanding between any of the new business unit Presidents and any other persons pursuant to which such person was elected business unit President. There are no relationships between any of the new business unit Presidents and Buckeye GP that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Severance Agreements with New Business Unit Presidents

On January 16, 2012, Buckeye and Services Company entered into Severance Agreements with Messrs. Malecky and Ashcroft, and on commencement of her employment on January 23, 2012, Buckeye expects to enter into a Severance Agreement with Ms. Morgan. The terms of the Severance Agreements were approved by the Compensation Committee of the Board and are substantially identical to Mr. Smith’s Severance Agreement described above.

Phantom Unit Grants to New Business Unit Presidents

On January 13, 2012, the Compensation Committee approved grants to each of Messrs. Malecky and Ashcroft of 11,943 phantom units under the Buckeye Partners, L.P. Long-Term Incentive Plan (the “LTIP”) pursuant to the terms of a phantom unit grant agreement (the “Phantom Unit Grant Agreements”). The Compensation Committee also approved a sign-on grant to Ms. Morgan of a number of phantom units under the LTIP equal to $350,000 divided by the fair market value of Buckeye’s limited partnership units on the date of her employment, which is expected to be January 23, 2012.

Vesting. The Phantom Unit Grant Agreements are materially consistent with the standard form of grant agreement used for annual awards under the LTIP as disclosed in Buckeye’s 2011 Proxy Statement filed on April 25, 2011 (the “Buckeye Standard Form”), except as described below. The Phantom Unit Grant Agreements provide that awards generally do not vest until three years after the date of the grant, except that Ms. Morgan’s agreement provides that one-third of her award will vest on each anniversary of the date of the grant over a three-year period. The Phantom Unit Grant Agreements provide for accelerated vesting as follows:

•

Full vesting in the event of an involuntary termination by Buckeye without cause or a resignation by the employee for Good Reason (as defined below), in either case during the eighteen-calendar-month period following a change in control (the “Change in Control Period”); and

•	Pro-rated vesting in the event of an involuntary termination by Buckeye without cause regardless of whether there has been a change in control.

Good Reason. “Good Reason” generally means the occurrence, without the employee’s express written consent, of any of the following:

•	A substantial adverse change in the employee’s duties or responsibilities from those in effect on the date immediately preceding the first day of the Change in Control Period;

•	A material reduction in the employee’s annual base salary or annual bonus opportunity as in effect immediately prior to commencement of a Change in Control Period; or

•

Requiring the employee to be based at a location more than 100 miles from the employee’s primary work location as it existed on the date immediately preceding the first day of the Change in Control Period, except for required travel substantially consistent with the employee’s present business obligations.

Distribution Equivalent Rights. The Phantom Unit Grant Agreements, unlike the Buckeye Standard Form, do not include distribution equivalent rights (“DERs”). DERs are rights to receive a cash payment per phantom unit or performance unit, as applicable, equal to the per unit cash distribution that Buckeye pays on its limited partnership units.

Death, Disability and Retirement. The Phantom Unit Grant Agreements, unlike the Buckeye Standard Form, do not provide for accelerated vesting upon a termination of employment on account of death or disability or pro-rated vesting upon a termination of employment due to retirement.

A copy of the form of Phantom Unit Grant Agreement is being filed herewith as Exhibit 10.2.

(d)	Election of Clark C. Smith to Board of Directors

In connection with Mr. Smith’s election as Chief Executive Officer as disclosed in Item 5.02(c) hereof, the Board has approved an increase in the number of directors of Buckeye GP from eight to nine, and has appointed Mr. Smith to fill the new seat on the Board, effective as of February 10, 2012. Mr. Smith will be a member of Class III of the Board, and his term will expire at Buckeye’s 2013 annual meeting. There is no arrangement or understanding between Mr. Smith and any other persons pursuant to which Mr. Smith was elected as a director. There are no relationships between Mr. Smith and Buckeye GP that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Buckeye believes that the breadth of Mr. Smith’s experience in the energy industry, through his recent position as the President and Chief Operating Officer of Buckeye GP, his past Board service and his service with Engage Investments and El Paso described in Item 5.02(c) above, have given Mr. Smith valuable knowledge about Buckeye’s business and its industry that make him particularly well-qualified to serve on the Board. Buckeye also believes it is appropriate for the Chief Executive Officer of Buckeye GP to serve on the Board.

(e)	Severance Agreements with Named Executive Officers

On January 13, 2012, in connection with the Management Reorganization, and in addition to the severance agreements with Messrs. Smith, Malecky and Ashcroft and Ms. Morgan, the Compensation Committee approved the entry by Buckeye and Services Company into Severance Agreements with Keith E. St.Clair, Buckeye’s Executive Vice President and Chief Financial Officer, and Khalid A. Muslih, Buckeye’s Senior Vice President, Corporate Development and Strategic Planning. The terms of the Severance Agreements were approved by the Compensation Committee of the Board and are substantially identical to Mr. Smith’s Severance Agreement described above. The new Severance Agreement with Mr. St.Clair supersedes a prior severance agreement among Mr. St.Clair, Buckeye and Services Company.

Item 7.01	Regulation FD Disclosure

On January 16, 2012, Buckeye issued a press release announcing the resignation of Mr. Wylie, the election of Mr. Smith as Chief Executive Officer of Buckeye GP, the election of Messrs. Malecky and Ashcroft to be business unit Presidents of Buckeye, the hiring of Ms. Morgan to be a business unit President of Buckeye and the promotion of other officers of Buckeye. A copy of the press release is furnished and attached as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of Buckeye.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Severance Agreement

10.2	Form of Phantom Unit Grant Agreement

99.1	Press release of Buckeye Partners, L.P. issued January 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC, its General Partner

	By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr. Vice President and General Counsel

Dated: January 20, 2012

Exhibit Index

Exhibit

10.1	Form of Severance Agreement

10.2	Form of Phantom Unit Grant Agreement

99.1	Press release of Buckeye Partners, L.P. issued January 16, 2012